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                                  EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Aeroquip-Vickers Savings and Profit-Sharing Plan of our reports (a) dated January 19, 1999, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K and (b) dated June 11, 1999, with respect to the financial statements and schedules of the Aeroquip-Vickers Savings and Profit-Sharing Plan included in the Plan's Annual Report on Form 11-K, both for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                  ERNST & YOUNG LLP


Cleveland, Ohio
September 1, 1999


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